Exhibit 4.1

PENNY WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

NUMBER ___	_________ WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)

DRAGONFLY ENERGY HOLDINGS CORP.

WARRANT

THIS WARRANT CERTIFIES THAT, for value received ________________ is the registered holder (the “Holder”) of a warrant or warrants (the “Warrant(s)”) and is entitled to purchase up to ______________ fully paid and non-assessable shares of common stock, par value $0.0001 per share (“Shares”), of Dragonfly Energy Holdings Corp., a Delaware corporation (the “Company”) at a purchase price per Share (the “Warrant Price”) of $0.01 per share (as adjusted from time to time in accordance with this Warrant). This Warrant is issued in connection with that certain (i) Term Loan, Guarantee and Security Agreement among Alter Domus (US) LLC, Dragonfly Energy Corp., EICF Agent LLC and the other credit parties signatory thereto (the “Loan Agreement”) and (ii) Limited Waiver and First Amendment to Term Loan, Guarantee and Security Agreement among Alter Domus (US) LLC, Dragonfly Energy Corp. and the other parties signatory thereto (the “Limited Waiver”). The Warrant represented by this certificate is referred to herein as the “Warrant Certificate”.

1.	Term and Exercise of Warrants.

(a)	Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, commencing the date hereof (the “Issuance Date”) and ending on the ten-year anniversary of the issuance date of this Warrant (the “Expiration Date”).

(b)	The Warrant entitles the holder thereof to purchase Shares from the Company, commencing on the Issuance Date upon surrender of this Warrant, delivery of the Notice of Exercise form attached hereto (the “Notice of Exercise”) duly executed to the office of the Company, Dragonfly Energy Holdings Corp., Attention: Chief Financial Officer, 1190 Trademark Dr. #108, Reno, NV 89521 legal@dragonflyenergy.com (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and payment of the Warrant Price (by cash or by check or bank draft payable to the order of the Company or pursuant to Section 1(d) below) whereupon the Holder shall be entitled to receive from the Company a stock certificate representing the number of Shares so purchased. In no event will the Company be required to net cash settle any warrant exercise.

(c)	The Holder shall have the right, in lieu of paying the Warrant Price in cash, to surrender a number of Warrants having a Fair Market Value equal to the aggregate Warrant Price (a “Cashless Exercise”).

“Fair Market Value” shall mean, as of any particular date of determination, (i) if the Shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the average closing price or last sale price of the Shares reported for the five (5) business days prior to the applicable date of determination (or, if the Shares have not been actively trading during the 5 business days prior to the applicable date of determination, the last sale price of the Shares for the business day immediately prior to the applicable date of determination) and (ii) if the Shares are not traded or quoted on a Trading Market, the Board of Directors of the Company (the “Board”) shall determine the fair market value of a Share in its reasonable, good faith judgment, subject to the Holder’s right to dispute such determination as provided in Section 1(d) below

In the event of such a Cashless Exercise, the number of Shares to be issued to the Holder shall be determined as follows:

X = Y[(A - B)/A]

X = the number of Shares to be issued to the Holder

Y = the number of Shares with respect to which this Warrant is being exercised

A = the Fair Market Value of one Share

B = the Warrant Price

(d)	In the case of any dispute as to the determination of Fair Market Value, any closing price or sales price of the Shares, the arithmetic calculation of the Warrant Price or the number of Shares for which this Warrant is exercisable, or any other computation required to be made hereunder, if the Holder and the Company are unable to settle such dispute within five business days (or such longer period as the parties may agree), then either party may elect to submit the disputed matter(s) for resolution by an independent accountant, appraiser or investment bank with relevant experience mutually acceptable to the Company and the Holder. Such independent party’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and expenses of the independent party.

(e)	If, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed to be exercised on a Cashless Exercise basis as of the Expiration Date as to all the Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to the Holder (and if the Company’s shares are uncertificated, the Company shall deliver reasonably satisfactory evidence to the Holder signifying the valid issuance of such uncertificated shares).

2.	Issuance of Shares; No Fractional Shares.

(a)	Within three business days after the exercise of this Warrant and the clearance of the funds in payment of the applicable Warrant Price (if any) (the “Delivery Deadline”), the Company, at its expense, shall issue to the registered holder of such Warrant a certificate or certificates, or book entry position, for the number of Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it. Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

(b)	If, at the time of exercise, the Company has a transfer agent (the “Transfer Agent”), then upon the exercise of this Warrant in whole or in part, the Company shall, at its expense, take all necessary action, including (if necessary) obtaining and delivering an opinion from its counsel, to ensure that the Transfer Agent shall issue Shares in the name of the Holder (or its nominee) or such other persons as designated by the Holder and in such denominations to be specified in the applicable Notice of Exercise. The Company represents and warrants that if the Unrestricted Conditions set forth in Section 6 below are met, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares and that no instructions other than the foregoing instructions will be given to the Transfer Agent.

(c)	If the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder and in lieu of delivering physical certificates representing Shares to be delivered under or in connection with this Warrant Certificate, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Shares to the Holder by crediting the account of the Holder’s prime broker with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(d)	If the Company fails to transmit, or cause the Transfer Agent to transmit, to the Holder the Shares by the Delivery Deadline, then the Holder will have the right to rescind such Warrant exercise.

(e)	In addition to any other rights available to the Holder, including the right to rescind the exercise as provided above, if as a result of a failure to deliver the Shares by the Delivery Deadline (so long as the failure to deliver the Shares is not caused by any action or inaction by the Holder) (a “Delivery Failure”) the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of the Company’s capital stock to deliver in satisfaction of a sale anticipated to be made by the Holder of all or portion of such Shares which are the subject of such Delivery Failure (an “Anticipated Sale”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of the Company’s capital stock so purchased exceeds (y) an amount equal to the product of (A) the number of Shares that the Holder anticipated to sell in such Anticipated Sale, multiplied by (B) the Warrant Price that would have been payable for such Shares, and (ii) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Shares in respect of which such Delivery Failure occurred or deliver to the Holder the number of Shares that would have been issued had the Company timely complied with its obligations hereunder to issue such Shares upon such exercise. The Holder shall provide the Company written notice indicating the amounts payable to the Holder, together with applicable confirmations and other evidence reasonably requested by the Company.

(f)	No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, issue or cause to be issued only the largest whole number of Shares issuable on such exercise (and such fraction of a Share will be disregarded).

(g)	For purposes of Rule 144, it is acknowledged and agreed that (i) the Shares issuable upon any exercise of this Warrant in any Cashless Exercise transaction shall be deemed to have been acquired on the Issuance Date, and (ii) the holding period for any of the Shares issuable upon the exercise of this Warrant in any Cashless Exercise transaction shall be deemed to have commenced on the Issuance Date.

3.	Exchange and Registry of Warrant.

(a)	Warrant Certificates, when surrendered at the office of the Company by the Holder in person or by attorney duly authorized in writing, may be exchanged without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

(b)	Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, without charge except for any applicable tax or other governmental charge.

(c)	The Company shall keep and properly maintain at its principal executive offices a register for the registration of this Warrant and any transfers thereof. The Company may deem and treat the person in whose name this Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions of this Warrant.

4.	Anti-Dilution Adjustments.

(a)	Adjustments for Change in Shares.

i.	In the event that, after the Issuance Date and prior to the exercise in full of this Warrant, the outstanding the number of Shares shall be subdivided (by distribution, subdivision or otherwise), into a greater number of Shares, the number of Shares issuable on the exercise of each Warrant then in effect shall, concurrently with the effectiveness of such subdivision, be equally, ratably and proportionally increased, as determined in good faith by the Board, which determination shall be final and binding on the Holders absent manifest error. In the event the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the number of Shares issuable on the exercise of each Warrant then in effect shall, concurrently with the effectiveness of such subdivision, be equally, ratably and proportionally decreased, as determined in good faith by the Board, which determination shall be final and binding on the Holders absent manifest error.

ii.	In the event that, after the Issuance Date and prior to the exercise in full of this Warrant, the Shares are exchanged for, or converted into, another form of equity security of the Company or of any other entity, this Warrant shall be exercisable for an equivalent number of such equity securities, at an equivalent Warrant Price, in each case as determined by the Board acting reasonably, so as to provide the Holder with rights equitably equivalent to the rights held by the Holder by virtue of this Warrant in effect immediately prior to such exchange or conversion, and each reference herein to the Shares issuable on exercise of this Warrant shall be deemed to be a reference to such other equity securities.

(b)	Adjustment for Issuance of Applicable Shares. If, after the Issuance Date, the Company shall issue or sell any Shares (other than shares included in the Excluded Issuances, as defined below) (the “Applicable Shares”), or options, warrants, convertible securities and similar instruments exercisable or otherwise convertible or exchangeable for Applicable Shares, in each case without consideration or for a consideration per Share initially deliverable upon issuance, conversion or exchange of such securities less than $10 (as proportionately adjusted to account for stock splits, stock combinations, stock dividends or other distributions and recapitalizations affecting the Common Stock) (the “Original Price”), then effective immediately upon such issuance or sale, the number of Shares issuable upon exercise of this Warrant immediately prior to any such issuance or sale shall be increased, and shall not be reduced, in accordance with the following formula:

S1 = S x [(OS + D) / (OS + PS)]

S1 = new number of Shares issuable upon exercise of this Warrant

S = then applicable number of Shares issuable upon exercise of this Warrant immediately prior to the issuance or sale

OS = the number of Shares outstanding immediately prior to the issuance of such securities

D = the maximum number of Shares deliverable upon issuance of such securities

PS = the aggregate number of Shares which the aggregate amount of consideration received by the Company upon such issuance or sale would have purchased at the Original Price

(c)	Other Dividends and Distributions. If the Company shall make or declare, or fix a record date for the determination of holders of equity securities entitled to receive, a dividend or any other distribution payable in cash, securities of the Company or other property, then, and in each such event, the Company shall ensure that provisions are made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of the Shares receivable thereupon, the kind and amount of cash, securities of the Company or other property which the Holder would have been entitled to receive had this Warrant been exercised in full into the Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date this Warrant is exercised, retained such cash, securities or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of equity securities, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if this Warrant had been exercised in full into the Shares on the date of such event.

(d)	Certain Events. If any event of the type contemplated by the provisions of this Section but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the number of the Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section; provided, that no such adjustment pursuant to this Section 4(d) shall increase the Warrant Price or decrease the number of the Shares issuable hereunder.

(e)	Exceptions to Adjustments. Except as specifically provided for herein, there shall be no adjustment or readjustment to the number of Shares issuable in the following circumstances (each of the following, an “Excluded Issuance”): (1) upon the exercise of this Warrant or any of the other Warrants issued to the Company’s other lenders on the Issuance Date; (2) upon conversion, exercise or exchange of securities, including convertible debt securities, outstanding prior to the Issuance Date; (3) pursuant to agreements in effect as of the Issuance Date (provided that such agreements are not amended after the Issuance Date to increase the number of securities, reduce the consideration payable in connection with such securities, or otherwise change the terms of such agreements so as to have a dilutive effect on this Warrant); (4) pursuant to the Company’s management, directors or other service providers as part of compensation and incentive programs approved by the Board; (5) pursuant to any joint venture arrangement, strategic arrangements, real property lease, financing transaction or other similar transaction in which equity financing is not the purpose of the transaction; and (6) pursuant to any public equity offerings. Notwithstanding the foregoing, the parties agree that any equity securities issued in “PIPE” transactions, and any equity securities issued pursuant to the Committed Equity Facility shall be “Excluded Issuances” if the securities issued in such “PIPE” transactions or pursuant to the Committed Equity Facility are issued for consideration equal to at least $5 per share (as proportionately adjusted to account for stock splits, stock combinations, stock dividends or other distributions or recapitalizations affecting the Common Stock). For example (x) if the Company issues equity securities in a PIPE Transaction or pursuant to the Committed Equity Facility, and the consideration paid for those equity securities is $4 per equity security, then such issuance shall not be an Excluded Issuance and the adjustment set forth in Section 4(b) shall apply, and (y) if the Company issues equity securities in a PIPE Transaction or pursuant to the Committed Equity Facility, and the consideration paid for those equity securities is $5 per equity security, then such issuance shall be an Excluded Issuance and the adjustment set forth in Section 4(b) shall not apply. As used herein, “Committed Equity Facility” means the ChEF Purchase Agreement by and between Chardan Capital Markets LLC and Dragonfly Energy Holdings Corp., including any modification, amendment or replacement thereof.

(f)	Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the number of Shares issuable on the exercise of each Warrant, the Company (at its expense) shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a notice setting forth (1) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (2) the number of Shares issuable on the exercise of each Warrant at the time in effect.

(g)	Closing of Books. The Company will not close its stockholder books or records, other than in the ordinary course, in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(h)	Miscellaneous. All calculations hereunder shall be made to the nearest cent or to the nearest twentieth decimal place of a fractional Share, as the case may be.

5.	Registration Rights.

(a)	As soon as practicable following the Issuance Date but no later than thirty (30) calendar days after the Issuance Date, the Company shall submit to or file with the SEC a registration statement registering the resale of this Warrant, the Shares, and any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reclassification or other reorganization or similar transaction (including Shares received pursuant to Section 4 above) (the “Registrable Securities”) on any form of registration statement (a “Registration Statement”) as is then available to effect a registration for resale of such Registrable Securities, which may be on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder(s) (or a bona fide pledgee thereof) of all of the Registrable Securities held by the Holder (or bona fide pledgee thereof) (the “Initial Registration Statement”). The Holder shall not be named as an underwriter on any Registration Statement, provided, that if the SEC requires that the Holder be identified as a statutory underwriter in a Registration Statement, the Holder will have the option, in its sole and absolute discretion, to either (i) withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale such Holder’s Registrable Securities at a later date or (ii) be included as such in the Registration Statement. In the event that a Holder elects to include its Registrable Securities on a Registration Statement in accordance with the foregoing clause (ii), the Company shall provide such Holder with a draft of such Registration Statement (and any amendments or supplements thereto) as soon as reasonably practicable, and any disclosures contained therein relating to such Holder shall be subject to the approval of such Holder (which approval shall not be unreasonably withheld or delayed). Such Registrable Securities will cease to become Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and all Registrable Securities held by the Holder shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) such securities shall have ceased to be outstanding; (C) such securities may be sold without restriction on volume or manner of sale in any three-month period pursuant to Rule 144 or any successor rule promulgated under the Securities Act; and (D) all Registrable Securities held by the Holder have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b)	The Company shall use commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the Registration Statement and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall notify the Holders as promptly as practicable after the Registration Statement is declared effective and shall simultaneously or prior thereto file with the SEC pursuant to Rule 424(b) promulgated under the Securities Act, and provide the Holders with copies of, any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby (each, a “Prospectus”). The Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders.

(c)	The Company shall maintain the Initial Registration Statement and any subsequent Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Initial Registration Statement and any subsequent Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(d)	In furtherance of the foregoing, the Company shall:

i.	provide copies to, and permit the Holder to review, the Registration Statement and all amendments and supplements thereto not less than five (5) business days prior to the filing of the Registration Statement and not less than one (1) business day prior to the filing of any related Prospectus or any amendment or supplement thereto (except any amendment or supplement in relation to annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any similar or successor reports) and provide the Holder a reasonable opportunity to comment thereon, and the Company shall consider such comments in good faith before filing any Registration Statement or amendment or supplement thereto;

ii.	use commercially reasonable efforts to (x) prevent the issuance of any stop order or other suspension of effectiveness and (y) if such order is issued, obtain the withdrawal of any such order as soon as practicable;

iii.	prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holder and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions upon notice and as requested by the Holder and do any and all other commercially reasonable acts or things necessary or advisable as requested by the Holder to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision; (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this provision; or (iii) file a general consent to service of process in any such jurisdiction;

iv.	use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each national securities exchange or other market on which similar securities issued by the Company are then listed;

v.	provide a transfer agent or warrant agent, if any, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi.	promptly notify the Holder at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes a untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”), which the Holder will maintain in confidence, and (i) promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include such Misstatement or (ii) suspend the filing, initial effectiveness or continued use of any Registration Statement in accordance with Section 5(g) below;

vii.	use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act; and

viii.	otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holder, consistent with the terms of this Warrant, in connection with such registration.

(e)	In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Registration Statement (including by means of a post-effective amendment) or by filing a subsequent Registration Statement and causing the same to become effective as soon as reasonably practicable after such filing and such subsequent Registration Statement shall be subject to the terms hereof.

(f)	If the Initial Registration Statement ceases to be effective under Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable to cause such Initial Registration Statement to again become effective under the Securities Act or file a subsequent Registration Statement registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing) pursuant to any method or combination of methods legally available to the Company.

(g)	For not more than ninety (90) consecutive days or for a total of not more than one-hundred twenty (120) days, in each case, in any twelve (12) month period, the Company may suspend the filing, initial effectiveness or continued use of any Registration Statement in respect of any registration contemplated by this Section 5 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include any misstatement; or (C) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, an “Allowed Delay”); provided that the Company shall promptly (1) notify the Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Holder) disclose to such Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Holder in writing to cease all sales under such Registration Statement until the end of the Allowed Delay (but not, for the avoidance of doubt, any sale pursuant to Rule 144 or other applicable exemption under the Securities Act) and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as reasonably practicable.

(h)	In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Initial Registration Statement or a subsequent Registration Statement and cause the same to become effective as soon as practicable after such filing and such Registration Statement shall be subject to the terms hereof.

(i)	The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the fees and expenses of the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(j)	The Company agrees to indemnify and hold harmless the Holder, and each of its officers, employees, affiliates, directors, partners, members, managers, equityholders, attorneys, advisors and agents, and each person or entity, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) the Holder (each, a “Holder Indemnified Party”), to the fullest extent permitted by applicable law, from and against any expenses, losses, judgments, actions, claims, proceedings (whether commenced or threatened), damages, liabilities or costs (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”), as incurred, arising out of or based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in such Registration Statement, any amendment or supplement to such Registration Statement, preliminary Prospectus, final Prospectus or summary Prospectus, or any free writing prospectus relating to such Registration Statement, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities (or Blue Sky) law, rule or regulation and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any reasonable, customary and documented out-of-pocket legal and any other expenses reasonably incurred, as incurred, by such Holder Indemnified Party in connection with investigating and defending any such Losses, except to the extent the Holder is liable to indemnify the Company for such Losses pursuant to Section 5(k) below; provided, however, that the indemnity agreement contained in this Section 5(j) shall not apply to amounts paid in settlement of any claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such losses, judgments, claims, damages, liabilities or out-of-pocket expenses arises out of or is based upon any Misstatement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company, in writing, by the applicable Holder Indemnified Party expressly for use therein.

(k)	The Holder will, in the event that any registration of any Registrable Securities held by the Holder is being effected under the Securities Act pursuant to this Agreement and the Company has required the Holder to provide such an undertaking on the same terms, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such underwriter within the meaning of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement thereto, if the Misstatement was made (or not made, in the case of an omission) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein, and shall reimburse the Company and its directors and officers for any reasonable, customary and documented out-of-pocket legal or other expenses incurred by any of them in connection with investigation or defending any such Loss.

6.	Transferability; Compliance with Securities Laws.

(a)	This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable United States, state, and foreign securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company). Subject to such restrictions, prior to the Expiration Date, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, at the office or agency of the Company referred to in Section 1(b) above. Any such transfer shall be made in person or by the Holder’s duly authorized attorney, upon surrender of this Warrant together with the Form of Transfer attached hereto properly endorsed.

(b)	The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares issuable upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state or foreign securities laws. Upon exercise of this Warrant, the Holder shall, if reasonably requested by the Company and if required by applicable law or regulation, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired solely for Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c)	The Shares have not been registered under the Securities Act, and this Warrant may not be exercised except by (1) the original purchaser of this Warrant from the Company or (2) an “accredited investor” as defined in Rule 501(a) under the Securities Act. Each certificate representing Shares issued on exercise of this Warrant or other securities issued in respect of such Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend required under applicable securities laws):

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

7.	Removal of Restrictive Legends. Neither this Warrant nor any certificates evidencing the Shares or any other equity securities issuable or deliverable under or in connection with this Warrant shall contain any legend restricting the transfer thereof in any of the following circumstances: (i) while a registration statement covering the sale or resale of the Shares is effective under the Securities Act; (ii) following any sale of this Warrant, any of the Shares or any other equity securities issued or delivered to the Holder under or in connection herewith pursuant to Rule 144; (iii) if this Warrant, the Shares or any other equity securities are eligible for sale under Rule 144(b)(1); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are met at the time of the issuance of the Shares, the Company shall cause its counsel, at its expense, to issue a legal opinion to the Transfer Agent, if required by such Transfer Agent to effect the issuance of the Shares or any other shares of equity securities issuable or deliverable under or in connection with this Warrant, as applicable, without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of the Shares, then the Shares shall be issued free of all legends.

8.	Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed in respect of the issuance or delivery of shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

9.	Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)	Due Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)	Authorization; Binding Obligation. This Warrant has been duly executed by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Warrant. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant and the Shares issuable upon exercise of this Warrant will not be subject to preemptive rights of any stockholders of the Company. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by the Company, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Warrant or (ii) the consummation of any of the transactions contemplated hereby, including the issuance of the Shares upon exercise of this Warrant.

(c)	Compliance with Other Instruments. The authorization, execution and delivery of the Warrant will not constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company’s Certificate of Incorporation or bylaws, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

(d)	Valid Issuance. This Warrant, and all the Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances (including preemptive or similar rights) except for restrictions on transfer provided for (i) in this Warrant, (ii) under applicable federal and state securities laws, or (iii) in the Company’s Certificate of Incorporation. Based in part upon the representations and warranties of the Holder in this Warrant, this Warrant and all the Shares issuable upon exercise of this Warrant will be issued in compliance with all applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of the Shares and other securities for which this Warrant may be exercisable or for which the Shares may be convertible as will be sufficient to permit the exercise in full of this Warrant.

(e)	Capitalization. The Company’s summary capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issuance Date. Except as described on Schedule 1, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character (other than equity grants promised to service providers in offer letters or similar agreements in the ordinary course of business, all of which grants will be made from the existing pool that is reflected in the fully diluted capitalization of the Company shown on Schedule 1) under which the Company and any of its subsidiaries is or may be obligated to issue any equity securities of any kind, and neither the Company nor any of its subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.

(f)	No Violation; Registration. The Company shall take all such actions as may be necessary to ensure that all the Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any trading market or securities exchange upon which shares of the Company’s common stock or other securities constituting the Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). If the Unrestricted Conditions are satisfied at the time of exercise of this Warrant, the Company shall cause the Shares, immediately upon such exercise, to be listed on any such trading market or securities exchange upon which shares of common stock or other securities constituting the Shares are listed at the time of such exercise.

10.	No Rights as a Stockholder; No Liability. Except as specifically set forth herein, this Warrant, by itself, does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase the Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.	No Impairment.

(a)	Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or its affiliates (x) in their capacity as a lender, creditor, or similar, as applicable, to the Company or any of its subsidiaries or affiliates, or (y) pursuant to any other agreements or instruments entered into by the Holder (or its affiliates) and the Company or any of its subsidiaries or affiliates. Without limiting the generality of the foregoing, neither the Administrative Agent (as defined in the Loan Agreement) nor any of its affiliates, in exercising their rights as lenders will have any duty to consider (i) its (or its affiliates’) status as a direct or indirect shareholder of the Company and its subsidiaries, (ii) its (or its affiliates’) direct or indirect ownership of the Shares of the Company or any of its subsidiaries, or (iii) any duty it (or its affiliates) may have to any other direct or indirect shareholders of the Company and its subsidiaries, except as may be required under the applicable loan documents.

(b)	The Company shall not, by amendment of its Certificate of Incorporation or bylaws, through any shareholders, voting or similar agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (x) will not increase the par value of any the Shares above the then-applicable Warrant Price, (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, and (z) will use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

12.	Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

13.	Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14.	Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered through email, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

15.	Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

16.	Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies provided herein. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

17.	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of the Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: June 28, 2024

DRAGONFLY ENERGY HOLDINGS CORP.

By:
Name:
Title:

[Signature Page to Penny Warrant (___)]

Accepted and Acknowledged by:

By:
Name:
Title:

[Signature Page to Penny Warrant (___)]

SCHEDULE 1

Fully Diluted Capitalization of the Company as of the Issuance Date

NOTICE OF EXERCISE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

_____________________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to _____________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _________________

(SIGNATURE)

(ADDRESS)

(tax identification number)

(EMAIL ADDRESS

NOTICE OF EXERCISE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants, using the Cashless Exercise method, resulting in the issuance of ______ Shares to the undersigned.

The undersigned has calculated the number of Shares to be issued to it in accordance with the following formula set forth in Section 1(d) of the Warrant:

X = Y[(A - B)/A]

X = the number of Shares to be issued to the Holder

Y = the number of Shares with respect to which this Warrant is being exercised

A = the Fair Market Value of one Share

B = the Warrant Price

Where the Fair Market Value of one Share is $[__], being the [average closing price or last sale price of the Shares reported for the five (5) business days prior to the applicable date of determination][last sale price of the Shares for the business day immediately prior to the applicable date of determination]

The undersigned requests that Certificates for such shares shall be issued in the name of

[________________]

_____________________________________________________________________________________

and be delivered to

_____________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: _________________

[______________]

By:
Name:
Title:

(ADDRESS AND EMAIL)

(tax identification number)

FORM OF TRANSFER

To Be Executed by the Registered Holder in Order to Transfer Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

_____________________________________________________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

_____________________________________________________________________________________________

_____________________________________________________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to _______________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________

(Signature)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the NYSE American, Nasdaq, New York Stock Exchange, Pacific Stock Exchange, or Chicago Stock Exchange.